Exhibit 15.3

Quick Units Now do I use this Web page? How do I register141.13 What is BSA E-Filing, FrequentiyAsked Questions Ready to E-Ale? BSA E-Filing System. ...your reports. Go oBSAEF e MSB Registrant Search »Return to search Page « Search Results Page Cll. on the highlighted Legal Name link to generate a puma. PDF documentthat contains the registration status information_ ACTIVTIEE .Se Senr,C, Ke " ALL STATES B. TERRITORIES &FOREIGN FLAG StatesRentories Key List) 16192 Lewes DE 19958 401 402 404 AK AL AR AD 05,,O,,e,9 05,0,0,9 Coastal 405 408 409 AS. CA 613 415 CO CT DC DE FL. Lewes, GU HI IA csor exot ID !LINKS KY, MA rlC'' rig r Org rIgY =V' The inclusion of a business on Me fASEI Registrant Search Web page is not a recommendation, certification of legitimacy, or endorsement of Ne business by any government agency. The NISH Registrant S pude, which is updated On wee, basis COMM. enIllies that have regi esses (KCBs) pursuant to the Hank Secrecy Act ,BSA) regulabons at 31CFR ION Saeame semester. by the Finarma ork (FirICEN,